Exhibit 99.1

STERIS Expands Healthcare Consumables Offering with Acquisition of

Key Surgical for approximately $850 million

•	Consumable product portfolio a natural extension for STERIS’s Customers in sterile processing departments, operating rooms and endoscopy

•	Compelling financial benefits - accretive to top-line growth, margins and earnings

•	Expected to close by December 31, 2020

•	Conference call with STERIS Management today at 10:00 a.m. ET

DUBLIN, IRELAND - (October 6, 2020) - STERIS plc (NYSE: STE) (“STERIS” or the “Company”) today announced that the Company has signed a definitive agreement to purchase Key Surgical, a portfolio company of Water Street Healthcare Partners, LLC, through a U.S. subsidiary for $850 million. STERIS anticipates that the acquisition will qualify for a tax benefit related to tax deductible goodwill. Adjusting for the present value of the anticipated tax benefit, the purchase price is effectively reduced to approximately $810 million. Key Surgical, founded in 1988, is a leading global provider of consumable products serving hospitals and surgical facilities. Annual revenue for Key Surgical in calendar 2020 is anticipated to be approximately $170 million, with adjusted EBIT of approximately $50 million.

“Key Surgical strengthens, complements and expands STERIS’s product offering and reach around the globe. Their focus on the sterile processing department, operating room and endoscopy fits perfectly with our core Healthcare Customers,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “The business has demonstrated an ability to grow at rates above industry levels with its product portfolio breadth, a steady stream of new products and a highly effective commercial model. We welcome the Key Surgical people to the STERIS team, and we look forward to working together to enhance our service to our Customers and the value for our shareholders.”

Under the terms of the agreement, STERIS will purchase the shares of Key Surgical at closing. The transaction will be financed through a combination of debt and cash on hand and is anticipated to close by December 31, 2020 pending customary closing conditions and regulatory approval. The transaction is expected to be immediately accretive to STERIS’s adjusted earnings after close and add approximately $40 million to revenue and about $0.10 to adjusted earnings per diluted share in STERIS’s fiscal 2021 fourth quarter. STERIS expects to realize annualized pre-tax earnings synergies of $10-$15 million by year three following the close.

Conference Call

STERIS management will host a conference call at 10:00 a.m. ET today. The conference call can be heard live online at www.steris-ir.com or via phone by dialing 1-833-535-2199 in the United States or 1-412-902-6776 internationally, then asking to join the conference call for STERIS plc.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. ET today, either online at www.steris-ir.com or via phone. To access the replay of the call, please use the access code 10148662 and dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally.

Second Quarter Financial Results

STERIS will announce second quarter fiscal 2021 financial results after market on Monday, November 2, with an investor call at 10:00 a.m. ET on Tuesday, November 3, 2020.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to STERIS and Jones Day and Wachtell, Lipton, Rosen & Katz are serving as legal counsel. Piper Sandler & Co. is serving as exclusive financial advisor to Key Surgical and Winston & Strawn and Stinson are serving as legal counsel.

About STERIS

STERIS’s MISSION IS TO HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science product and service solutions around the globe. For more information, visit www.steris.com.

Investor Contact:

Julie Winter, Vice President, Investor Relations and Corporate Communications

Julie_Winter@steris.com

+1 440 392 7245

Media Contact:

Stephen Norton, Senior Director, Corporate Communications

Stephen_Norton@steris.com

+1 440 392 7482

Non-GAAP Financial Measures

Adjusted net income, adjusted EBIT, free cash flow and constant currency organic revenue are non-GAAP measures that may be used from time to time and should not be considered replacements for GAAP results. Non-GAAP financial measures are presented in this release with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented. The Company believes that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures, provides a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure.

Adjusted net income excludes the amortization of intangible assets acquired in business combinations, acquisition related transaction costs, integration costs related to acquisitions, redomiciliation and tax restructuring costs, COVID-19 incremental costs, and certain other unusual or non-recurring items. COVID-19 incremental costs includes the additional costs attributable to COVID-19 such as enhanced cleaning protocols, personal protective equipment for our employees, event cancellation fees, and payroll costs associated with our response to COVID-19, net of any government subsidies available. STERIS believes this measure is useful because it excludes items that may not be indicative of or are unrelated to our core operating results and provides a baseline for analyzing trends in our underlying businesses.

The Company defines free cash flow as cash flows from operating activities less purchases of property, plant, equipment and intangibles, plus proceeds from the sale of property, plant, equipment, and intangibles. STERIS believes that free cash flow is a useful measure of the Company’s ability to fund future principal debt repayments and growth outside of core operations, pay cash dividends, and repurchase ordinary shares.

To measure the percentage organic revenue growth, the Company removes the impact of significant acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales, gross profit, operating income, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described in STERIS’s other securities filings, including Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2020. Many of these important factors are outside of STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the impact of the COVID-19 pandemic on STERIS’s operations, performance, results, prospects, or value, (b) STERIS’s ability to achieve the expected benefits regarding the accounting and tax treatments of the redomiciliation to Ireland (“Redomiciliation”), (c) operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected following the Redomiciliation, (d) STERIS’s ability to meet expectations regarding the accounting and tax treatment of the Tax Cuts and Jobs Act (“TCJA”) or the possibility that anticipated benefits resulting from the TCJA will be less than estimated, (e) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes, (f) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (g) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (h) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation any of the same relating to FDA, EPA or other regulatory authorities, government investigations, the outcome of any pending or threatened FDA, EPA or other regulatory warning notices, actions, requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product or service introductions, affect the production, supply and/or marketing of existing products or services or otherwise affect STERIS’s performance, results, prospects or value, (i) the potential of international unrest, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (j) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s products and services, (k) the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products or in the provision of services, (l) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS’s businesses, industry or initiatives including, without limitation, those matters described in our Annual Report on Form 10-K for the year ended March 31, 2020, and other securities filings, may adversely impact STERIS’s performance, results, prospects or value, (m) the impact on STERIS and its operations, or tax liabilities, of Brexit or the exit of other member countries from the EU, and the Company’s ability to respond to such impacts, (n) the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade or tax legislation, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto, (o) the possibility that anticipated financial results or benefits of recent acquisitions, including the acquisition of Key Surgical, or of STERIS’s restructuring efforts, or of recent divestitures, or of restructuring plans will not be realized or will be other than anticipated, (p) the effects of contractions in credit availability, as well as the ability of STERIS’s Customers and suppliers to adequately access the credit markets when needed, and (q) STERIS’s ability to complete the acquisition of Key Surgical, including the fulfillment of closing conditions and obtaining financing, on terms satisfactory to STERIS or at all.

STERIS plc

Non-GAAP Financial Measures

(in millions, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to historical operating results and analyzing the underlying performance of operations for the periods presented.

It is important for the reader to note that the non-GAAP financial measures used may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Projected Calendar 2020*	Projected for the Three Months Ended March 31, 2021*
Key Surgical GAAP Income from operations	$37.0	$8.0
Adjustments:
Amortization of purchased intangibles	$12.0	$3.0
Acquisition and integration related charges	$1.0	$1.0

Key Surgical Adjusted EBIT	$50.0	$12.0

GAAP Diluted Earnings Per Share Accretion		$0.05
Net impact of non-gaap adjustments after tax**		$0.05

Adjusted Diluted Earnings Per Share Accretion		$0.10

*	All amounts are estimates
**	The tax expense includes both the current and deferred income tax impact of the adjustments.